Exhibit 10.2
SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 9, 2022, is between XOS, INC., a company incorporated under the laws of the State of Delaware, with principal executive offices located at 3550 Tyburn Street, Los Angeles, California 90065 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively the “Buyers”).
WITNESSETH
WHEREAS, the Company and each Buyer desire to enter into this transaction for the Company to sell and the Buyers to purchase the Convertible Debentures (as defined below) pursuant to an exemption from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);
WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase convertible debentures in the form attached hereto as “Exhibit A” (the “Convertible Debentures”) in the principal amount of up to $35,000,000 (the “Subscription Amount”), which shall be convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (as converted, the “Conversion Shares”) of which $20,000,000 of Convertible Debentures shall be purchased upon the signing of this Agreement (the “First Closing”), and $15,000,000 of Convertible Debentures shall be purchased on or about the date the registration statement registering the resale of the Conversion Shares (the “Registration Statement”) has first been declared effective by the SEC (the “Second Closing”) (individually referred to as a “Closing” collectively referred to as the “Closings”), at a purchase price equal to 98% of the Subscription Amount (the “Purchase Price”) in the respective amounts set forth opposite each Buyer(s) name on Schedule I;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is delivering Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”) to its transfer agent; and
WHEREAS, the Convertible Debentures and the Conversion Shares are collectively referred to herein as the “Securities.”
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:
1.PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.
(a)Purchase of Convertible Debentures. Subject to the satisfaction of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company at each Closing a

Convertible Debenture with principal amount corresponding to the Subscription Amount set forth opposite each Buyer’s name on Schedule of Buyers attached as Schedule I hereto.
(b)Closing Date. Each Closing shall occur electronically at the offices of Yorkville Advisors Global, LP, 1012 Springfield Avenue, Mountainside, New Jersey 07092. The date and time of each Closing shall be as follows: (i) the First Closing shall take place on the date hereof provided that the conditions to the First Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (the “First Closing Date”), and (ii) the Second Closing shall be on the second Business Day after the date the Registration Statement is first declared effective by the SEC, provided the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer) (the “Second Closing Date” and collectively referred to as the “Closing Dates”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.
(c)Form of Payment; Deliveries. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Buyers shall deliver to the Company, in immediately available funds to a bank account designated by the Company, the Purchase Price for the Convertible Debentures to be issued and sold to such Buyer at such Closing, and (ii) the Company shall deliver to each Buyer, Convertible Debentures which such Buyer is purchasing at the Closing with a principal amount corresponding with the Subscription Amount set forth opposite each Buyer’s name on Schedule of Buyers attached as Schedule I hereto, duly executed on behalf of the Company.
(d)Maximum Shares. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any shares of Common Stock pursuant to the transactions contemplated hereby or any other Transaction Documents if the issuance of such shares of Common Stock, together with any shares of Common Stock issued in connection with any other related transactions that may be considered part of the same series of transactions, would exceed 33,199,327, which is the aggregate number of shares of Common Stock that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of the Nasdaq Stock Market (“Nasdaq”) (such aggregate number of shares of Common Stock, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq for issuances of shares of Common Stock in excess of such amount. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction in the same manner as the Conversion Price (as defined in the Convertible Debenture) as set forth in Section 5 in the Convertible Debenture. The Company shall have made all required submissions to Nasdaq regarding the Conversion Shares and shall have not received any notice objecting to the listing of the Conversion Shares from Nasdaq.
(e)Fees. The Company shall pay to YA Global II SPV, LLC, an affiliate of the lead Buyer (the “Subsidiary Fund”), a one-time due diligence and structuring fee of $10,000, which the parties acknowledged has been paid.
2.BUYER’S REPRESENTATIONS AND WARRANTIES.
Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:
(a)Investment Purpose. The Buyer is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement covering such Securities or an available exemption under the Securities Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. The Buyer acknowledges that it will be disclosed as a “selling stockholder” in each Registration Statement and in any prospectus contained therein.
(b)Accredited Investor Status. The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.
(c)Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
(d)Information. The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by such Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(e)Transfer or Resale. The Buyer understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters reasonably acceptable to the Company) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.
(f)Legends. The Buyer agrees to the imprinting, so long as its required by this Section 2(f), of a restrictive legend on the Securities in substantially the following form:

[NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE][THESE SECURITIES HAVE NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
Subject to the provision of representation letters from the Buyer and its representatives as the Company may require, certificates or book-entry positions evidencing the Conversion Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Buyer agrees that the removal of restrictive legend from certificates representing Securities as set forth in this Section 3(f) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein. On or prior to the conversion of the Convertible Debentures or the sale or transfer of any Conversion Shares, the Buyer shall deliver to the Company and/or any transfer agent or depositary all documents, instruments and writings expressly required to be delivered by the Buyer in order to implement and effect such conversion, sale or transfer of Conversion Shares.
(g)Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(h)Authorization, Enforcement. The Transaction Documents to which each such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(i)No Conflicts. The execution, delivery and performance by such Buyer of the Transaction Documents to which each such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder and thereunder.
(j)Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer, except for the sale of securities issued in connection with that certain Standby Equity Purchase Agreement, dated March 23, 2022, by and between YA II PN, Ltd. (“YA II”) and Xos, Inc. (the “SEPA”)
(k)General Solicitation. Neither the Buyer, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities by the Buyer.
(l)Evaluation of Risks. The Buyer has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Stock of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Buyer acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Buyer may lose all or a part of its investment.
(m)Not an Affiliate. The Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) or an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d3 of the 1934 Act).
3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to each Buyer:
(a)Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below). “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”
(b)Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Convertible Debentures), have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governmental body. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Convertible Debentures, the Irrevocable Transfer Agent Instructions, and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.
(c)Issuance of Securities. The issuance of the Securities are duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Securities, shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing Date, the Company shall have reserved from its duly authorized capital stock and shall have instructed its transfer agent to irrevocably reserve not less than 33,199,327 shares of Common Stock issuable upon conversion of all Convertible Debentures. Upon issuance or conversion in accordance with the Convertible Debentures, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.
(d)No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the Conversion Shares, and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company’s incorporation or in which it or its subsidiaries operate and the rules and regulations of Nasdaq and including all applicable laws, rules and regulations of the State of incorporation of the Company) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.
(e)Consents. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as may be required under the 1933 Act or the blue sky laws of any jurisdiction in connection with the purchase of the Convertible Debentures by the applicable Buyer in the manner contemplated herein.
(f)Nasdaq. At the First Closing Date, the Company has made all required submissions to Nasdaq regarding the Conversion Shares and shall have not received any notice objecting to the listing of the Conversion Shares from Nasdaq.
(g)Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer (nor any affiliate of any Buyer) is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.
(h)No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.
(i)Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges its obligation to issue the Conversion Shares upon conversion of the Convertible Debentures in accordance with the terms thereof is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
(j)Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar antitakeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

(k)SEC Documents; Financial Statements. Since August 20, 2021, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal yearend audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.
(l)Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.
(m)No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that has not been publicly disclosed and would reasonably be expected to have a Material Adverse Effect.
(n)Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of Nasdaq and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by Nasdaq in the foreseeable future. Since August 20, 2021, (i) the Common Stock has been listed or designated for quotation on Nasdaq, (ii) trading in the Common Stock has not been suspended by the SEC or Nasdaq and (iii) the Company has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Common Stock from Nasdaq, which has not been publicly disclosed. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.
(o)Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, nor any other person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA) or any other applicable antibribery or anticorruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.
(p)Equity Capitalization.
(i)Definitions:
(A)“Common Stock” means (x) the Company’s shares of common stock, par value $0.0001 per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
(B)“Preferred Stock” means (x) the Company’s blank preferred stock, par value $0.0001 per share, the terms of which may be designated by the board of directors of the Company in a statement of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such Certificate of Designations).
(ii)Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 1,000,000,000 shares of Common Stock, of which, 166,079,676 are issued and outstanding and (B) 10,000,000 shares of Preferred Stock, none of which are issued and outstanding.
(iii)Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable.
(iv)Existing Securities; Obligations. Except as disclosed in the SEC Documents or as disclosed by the Company to the Buyers: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.
(v)Organizational Documents. The Company has furnished to the Buyers or filed on EDGAR true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all convertible securities and the material rights of the holders thereof in respect thereto.
(q)Litigation. Except as disclosed in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by Nasdaq, any court, public board, other Governmental Entity, selfregulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result in a Material Adverse Effect. After reasonable inquiry of its employees, the Company is not aware of any event which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to result in a Material Adverse Effect.
(r)Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(s)Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.
(t)Shell Company Status. The Company will cease to be an issuer described in Rule 144(i)(1)(i) on August 26, 2022.
(u)Money Laundering. The Company and its Subsidiaries are in material compliance with, and have not previously committed any material violation of, the USA Patriot Act of 2001 and all other applicable U.S. and nonU.S. antimoney laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs (“Sanctions Programs”) administered by the U.S. Office of Foreign Assets Control (“OFAC”), including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled,

“Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and any regulations contained in 31 CFR, Subtitle B, Chapter V.
(v)Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. None of the disclosures provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to the Buyers have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to each Buyer, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.
(w)No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.
(x)Private Placement. Assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Primary Market.
4.COVENANTS.
(a)Reporting Status. For the period beginning on the date hereof, and ending 6 months after the date on which all the Convertible Debentures are no longer outstanding (the “Reporting Period”), the Company shall file on a timely basis all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.
(b)Use of Proceeds. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions Programs, or (ii) in any other manner that will result in a violation of Sanctions Programs.
(c)Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be, each an “Eligible Market”), subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Eligible Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market during the Reporting Period, other than in connection with the listing of the Underlying Securities on another national securities exchange or automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c). “Underlying Securities” means the (i) the Conversion Shares and (ii) any common stock of the Company issued or issuable with respect to the Conversion Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged without regard to any limitations on conversion of the Convertible Debentures.
(d)Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that, subject to compliance with applicable federal and state securities laws, the Securities may be pledged by an investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.
(e)Disclosure of Transactions and Other Material Information. On or before 5:30 p.m., New York time, on the fourth Business Day after the date of this Agreement, the Company shall file a current report on Form 8K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (including all attachments, the “Current Report”). From and after the filing of the Current Report, the Company shall have disclosed all material, nonpublic information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without first obtaining the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion).
(f)Reservation of Shares. So long as any of the Convertible Debentures remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the maximum number of shares of Common Stock issuable upon conversion of all the Convertible Debentures then outstanding (assuming for purposes hereof that (x) the Convertible Debentures are convertible at the Floor Price (as defined in the Convertible Debenture) then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(g) be reduced other than proportionally in connection with any conversion and/or redemption, or reverse stock split. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares up to the Exchange Cap.
(g)Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.
(h)Short Selling. The Buyer hereby agrees that it shall not directly or indirectly, engage in any Short Sales involving the Company’s securities during the period commencing on the date hereof and ending when no Convertible Debentures remain outstanding. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act.
(i)From the date hereof until all the Convertible Debentures have been repaid or converted into shares of Common Stock, unless the holders of at least 75% in principal amount of the then outstanding Convertible Debentures shall have given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the date hereof) to, directly or indirectly (A) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders of the Convertible Debentures or (B) enter into or agree to enter into a transaction in which the Company enters into an “equity line of credit” or conducts an “at the market offering”.
(j)The Company shall not effect an Advance under the SEPA without the advance mutual consent of the parties hereto from the date hereof until the earliest of the date (i) all Convertible Debentures have been repaid or converted into Common Stock or (ii) YA II no longer has any right or ability to convert any portion of the Convertible Debentures into Common Stock (collectively, the “Consent Termination Date”). YA II agrees to extend the term set forth in the SEPA for a number of days equal to the number of days between the date hereof and the Consent Termination Date. For the avoidance of doubt and subject to the foregoing, it is the intention of the parties hereto that the SEPA shall remain in full force and effect from the date hereof until the termination of the SEPA pursuant to the terms thereof.
5.REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)Register. The Company shall maintain at its principal executive offices or with the Transfer Agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Debentures in which the Company shall record the name and address of the Person in whose name the Convertible Debentures have been issued (including the name and address of each transferee), the amount of Convertible Debentures held by such Person. The Company shall keep the register open and available at all times during business hours for inspection by any Buyer or its legal representatives at any reasonable time and from time to time upon reasonable prior notice.
(b)Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Buyer or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Buyer under this Agreement.
6.CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
    The obligation of the Company hereunder to issue and sell the Convertible Debentures to each Buyer at each Closing is subject to the satisfaction, at or before such Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
(a)Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
(b)Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(d)) for the Convertible Debentures being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Closing Statement.
(c)The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.
7.CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.
The obligation of each Buyer hereunder to purchase its Convertible Debentures at each Closing is subject to the satisfaction, at or before such Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
(a)The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Convertible Debenture with a principal amount corresponding to the Subscription Amount set forth opposite such Buyer’s name on Schedule of Buyers attached as Schedule I for the Closing.
(b)Such Buyer shall have received the opinion of counsel to the Company, dated as of the Closing Date, in the form reasonably acceptable to such Buyer.
(c)The Company shall make available to Buyer upon written request copies of its and each Subsidiaries’ charter.
(d)The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company as of a date within 10 days of the Closing Date.
(e)Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and as of such Closing Date no Event of Default (as defined in the Convertible Debentures) shall have occurred and be continuing and no event or condition that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default (as defined in the Convertible Debentures) shall have occurred and be continuing.
(f)The Common Stock (A) shall be designated for quotation or listed (as applicable) on Nasdaq and (B) shall not have been suspended, as of each Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of each Closing Date, either (I) in writing by the SEC or Nasdaq or (II) by falling below the minimum maintenance requirements of Nasdaq.
(g)The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by Nasdaq.
(h)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(i)Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default (as defined in the Convertible Debentures).
(j)The Company shall have filed a listing of additional shares notification form with the Nasdaq for the listing of the maximum number of Conversion Shares issuable pursuant to the Convertible Debentures to be issued at the Closing.
(k)Such Buyer shall have received a letter, duly executed by an officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Closing Statement”).
(l)(i) From the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the SEC or Nasdaq (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and (ii) at any time from the date hereof to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on Nasdaq, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.
(m)The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
(n)Solely with respect to the Second Closing, the Registration Statement shall be effective in accordance with the provisions set forth in the Registration Rights Agreement, including the effectiveness deadline set forth therein.
8.TERMINATION.
In the event that the First Closing shall not have occurred with respect to a Buyer within 10 days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Convertible Debentures shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described herein. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
9.NON-EXCLUSIVE AGREEMENT.
Except as described in Section 4(i)(B), this Agreement and the rights awarded to the Buyers hereunder are non-exclusive, and the Company may, at any time throughout the terms of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities that may be converted into or replaced by Common Stock or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.
10.MISCELLANEOUS.
(a)Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
(b)Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
(c)Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
(d)Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
(e)Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	Xos, Inc.
3550 Tyburn Street Los Angeles, CA 90065 Telephone: [*] Attention: Chief Financial Officer E-Mail: [*]
With Copy to:	Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, CA 94111 Telephone: [*] Attention: Dave Peinsipp Rachel Proffitt Email: [*] [*]

If to a Buyer, to its address and email address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

With copy to:	David Fine, Esq. c/o Yorkville Advisors Global, LP 1012 Springfield Avenue Mountainside, NJ 07092 Email: [*]

or to such other address, email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail service provider containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively
(f)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Convertible Debentures (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by such Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers. In connection with any transfer of any or all of its Securities, a Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, but with written notice to the Company in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities and be required to comply with any obligations the Buyer may have under this Agreement.
(g)Indemnification.
(i)In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Buyer Indemnitee as a result of, or arising out of, or relating to (i) any material misrepresentation or material breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any material breach of any material covenant, material agreement or material obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Buyer Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Buyer Indemnitee that arises out of or results from the execution, delivery, performance or enforcement of any of the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
(ii)In consideration of the Company’s execution and delivery of the Transaction Documents and in addition to each Buyer’s obligations under the Transaction Documents, each Buyer, severally and not jointly, shall defend, protect, indemnify and hold harmless the Company and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities, incurred by any Company Indemnitees as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by such Buyer in any of the Transaction Documents, (ii) any material breach of any material covenant, material agreement or material obligation of such Buyer contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Company Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Company Indemnitee that arises out of or results from the execution, delivery, performance or enforcement of any of the Transaction Documents. To the extent that the foregoing undertaking by the Buyers may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
(iii)Promptly after receipt by a Buyer Indemnitee or Company Indemnitee under this Section 9(g) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Buyer Indemnitee or Company Indemnitee shall, if a claim in respect thereof is to be made against the Company or a Buyer under this Section 9(g), deliver to the Company or Buyer, as applicable, a written notice of the commencement thereof, and the Company or Buyer shall have the right to participate in, and, to the extent the Company or Buyer, as applicable so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company or Buyer and the Buyer Indemnitee or Company Indemnitee, as applicable; provided, however, that a Buyer Indemnitee or Company

Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company or Buyer, if applicable, if: (A) the Company or Buyer has agreed in writing to pay such fees and expenses; (B) the Company or Buyer shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Buyer Indemnitee or Company Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Buyer Indemnitee or Company Indemnitee and the Company or Buyer, as applicable, and such Buyer Indemnitee or Company Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Buyer Indemnitee or Company Indemnitee notifies the Company or Buyer, as applicable, in writing that it elects to employ separate counsel at the expense of the Company or Buyer, as applicable, then the Company or Buyer, as applicable, shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company or Buyer, as applicable), provided further, that in the case of clause (C) above the Company or Buyer shall not be responsible for the reasonable fees and expenses of more than one separate legal counsel for the Indemnitees. The Buyer Indemnitee or Company Indemnitee shall reasonably cooperate with the Company or Buyer, as applicable, in connection with any negotiation or defense of any such action or Indemnified Liability by the Company or Buyer and shall furnish to the Company or Buyer all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company or Buyer shall keep the Buyer Indemnitee or Company Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company or Buyer shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company or Buyer shall not unreasonably withhold, delay or condition its consent. The Company or Buyer, as applicable, shall not, without the prior written consent of the Buyer Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Buyer Indemnitee or Company Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Buyer Indemnitee or Company Indemnitee. Following indemnification as provided for hereunder, the Company or Buyer, as applicable, shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company or Buyer, as applicable, within a reasonable time of the commencement of any such action shall not relieve the Company or Buyer, as applicable, of any liability to the Buyer Indemnitee or Company Indemnitee under this Section 9(g), except to the extent that the Company or Buyer, as applicable, is materially and adversely prejudiced in its ability to defend such action.
(iv)The indemnification required by this Section 9(g) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within 10 days after bills supporting the Indemnified Liabilities are received by the Company.
(v)The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Buyer Indemnitee or Company Indemnitee against the Company or Buyer, as applicable, or others, and (B) any liabilities the Company or Buyer may be subject to pursuant to the law.

(h)No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.
COMPANY:

XOS, INC.

By:    /s/ Kingsley Afemikhe
Name:    Kingsley Afemikhe
Title:    Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.
BUYER:

YA II PN, LTD.

By:    Yorkville Advisors Global, LP
Its:    Investment Manager

By:    Yorkville Advisors Global II, LLC
Its:    General Partner

By:    /s/ Matt Beckman
Name:    Matt Beckman
Title:    Member
[Signature Page to Securities Purchase Agreement]

EXHIBIT A
FORM OF CONVERTIBLE DEBENTURES

SCHEDULE OF BUYERS

(a)		(b)	(c)
Buyer		Subscription Amount of Convertible Debentures	Purchase Price (98% of Subscription Amount)

YA II PN, Ltd.
1012 Springfield Avenue	First Closing:	$20,000,000.00	$19,600,000.00
Mountainside, NJ 07092	Second Closing	$15,000,000.00	$14,700,000.00
Email: [*]

	Aggregate:	$35,000,000.00	$34,300,000.00

Legal Representative’s Address and E-Mail Address
David Fine, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
Email: [*]